Exhibit 10.6

DATED  20th May 2016

MITSUBISHI ESTATE LONDON LIMITED

and

CRA INTERNATIONAL (UK) LIMITED

and

CRA INTERNATIONAL, INC.

SIDE DEED

relating to

Unit 2, Part Ground Floor and Fourth Floor,
8 Finsbury Circus, London EC2
dated the same date as this deed and made between (1)
Mitsubishi Estate London Limited, (2) CRA International (UK)
Limited and (3) CRA International, Inc.

125 London Wall

London  EC2Y 5AL

Tel: +44 (0)20 7524 6000

DATE  20TH MAY 2016

PARTIES

(1)                       MITSUBISHI ESTATE LONDON LIMITED (incorporated and registered in England and Wales under company registration number 2435659), the registered office of which is at 125 London Wall, London EC2Y 5AL (the “Landlord”);

(2)                       CRA INTERNATIONAL (UK) LIMITED (incorporated and registered in England and Wales under company registration number 04007726), the registered office of which is at 99 Bishopsgate, London EC2M 3XD (the “Tenant”); and

(3)                       CRA INTERNATIONAL, INC. (incorporated and registered in Massachusetts United States of America under company registration number 042372210), the registered office of which is at 200 Clarendon Street T-10 Boston MA 02116 and whose address for service in England and Wales is at 99 Bishopsgate London EC2M 3XD (the “Guarantor”).

RECITALS

(A)                     The Landlord is entitled to the reversion immediately expectant on the term created by the Leases and the Landlord’s reversionary interest is registered with title number NGL66474.

(B)                     On the date of this deed the Landlord has granted and the Tenant has taken up leases of 8 Finsbury Circus, London EC2 and 11, 12, 13 and 14, South Place, London EC2 by way of two separate leases (in this deed defined as the Leases).

(C)                     The Landlord and the Tenant have agreed certain agreements, personal to the Tenant but binding on the Landlord’s successors in title set out in this deed.

IT IS AGREED AS FOLLOWS:

1.                            DEFINITIONS

The following definitions apply in this deed:

“Building”

means 8 Finsbury Circus, London EC2 and 11, 12, 13 and 14, South Place, London EC2, more particularly defined as the “Building” in the Leases;

“End Date”

means in respect of each of the Leases (separately), the earliest to occur of the date on which:

(a)                       the contractual term of the relevant Lease expires (excluding for these purposes any extension of the terms originally granted by the relevant Lease);

(b)                       the Tenant assigns the Premises demised by the relevant Lease; and

(c)                        the relevant Lease is surrendered or otherwise determined;

“Group”

means a group of companies within the meaning of Section 42 of the Landlord and Tenant Act 1954;

“Landlord”

means the first party to this deed and its successors in title and persons entitled to the reversion immediately expectant on the termination of the Leases;

“Leases”

means (together) the two leases of premises each dated the same date as this deed and made between (1) Mitsubishi Estate London Limited, (2) CRA International (UK) Limited and (3) CRA International, Inc. in respect of the following:

(a)                       the offices at unit 2, part ground floor of the Building;

(b)                       the offices on the fourth floor of the Building;

and any document supplemental to such Leases whether entered into before or after the date of this deed and including this deed and the expression “Lease” means any one of them (as the case may be);

“Premises”

means the Premises as demised by and more particularly described in each of the Leases and a reference to any one or any number of them shall be construed accordingly;

“Tenant”

means the second party to this deed (but such expression does not include its successors in title).

2.                            INTERPRETATION

2.1                                        Unless otherwise specified, words and phrases defined in the Leases bear the same meanings when used in this deed.

2.2                                        Unless otherwise specified, a reference to a clause, paragraph, schedule or appendix is to a clause or paragraph of, schedule or appendix to this deed and a reference to this deed includes its schedules and appendices.

2.3                                        The provisions in the Leases relating to interpretation shall apply to this deed as if they were set out in full in this deed.

3.                            SUPPLEMENTAL DEED

This deed is supplemental to each of the Leases.

4.                            AGREEMENT UNTIL THE END DATE

The Landlord and the Tenant agree that from and including the date of this deed until the End Date and in respect of each of the Leases, separately, the provisions of this deed shall apply.

5.                            INSURANCE RENT

The Landlord agrees in respect of the Insurance Rent as defined in clause 1 of the Leases that if the Landlord charges any other tenant in the Building an insurance rent based on the Landlord’s net cost of insurance (taking into account any commission or other sums received by the Landlord in respect of such insurance) then it shall charge the Tenant on the same basis

6.                            RIGHTS IN RESPECT OF SIGNAGE

6.1                                        The Landlord agrees in respect of the right to have the name of the Tenant displayed on any name board which may be provided by the Landlord on the Retained Parts pursuant to clause 4.1.7 of the Leases that such name board shall display both the name CRA International (UK) Limited and the name Charles River Associates. The Landlord shall ensure that there is at least one such name board in the ground floor reception to the Building.

6.2                                        The Landlord will not grant the right to name the Building to any other tenant of the Building or to any third party.

6.3                                        The Landlord will ensure that no tenant of the Building is granted signage rights materially in excess of the signage rights granted to the Tenant (proportionate to the area to be leased to such tenant and acknowledging that a tenant of more than one floor shall be entitled to entries on the name board for each floor).

7.                            LANDLORD’S SUCCESSORS

This deed is intended to bind the successors in title to the Landlord.

8.                            PERSONAL TO TENANT

The provisions contained in this deed are personal to the Tenant, apply to each of the Leases separately and shall cease, in respect of any Lease, at the End Date for that Lease.

9.                            GENERAL

9.1                                        Any breach of the terms of this deed will give rise to a right of re-entry under the Leases.

9.2                                        Except as expressly varied by this deed, the Leases remain in full force and effect.

9.3                                        Except as expressly provided, this deed will not release or lessen the liability under the Leases of the Tenant or any other person whether before or after the date of this deed.

9.4                                        The provisions of this deed shall not apply to any renewal of the Leases (under Part II of the Landlord and Tenant Act 1954 or otherwise).

10.                     REGISTRATION AT THE LAND REGISTRY

10.1                                 The Tenant will not be entitled to note this deed or any rights granted in this deed against the Landlord’s title or against the title to the Leases other than by virtue of a unilateral notice and shall not without the consent of the Landlord send this deed or a copy of it to the Land Registry.

10.2                                 Following the occurrence of the End Date in respect of any of the Leases, the Tenant shall apply to the Land Registry for the removal of any unilateral notice registered by the Tenant to protect this deed.

11.                     CONFIDENTIALITY

No party shall, without the written agreement of the other, shall disclose or permit or suffer to be disclosed this deed except:

11.1                                 any particular extracts or details which must be the subject of disclosure to comply with any stock exchange or any statutory requirements or the lawful requirements of any regulatory, governmental or official body;

11.2                                 to professional advisers;

11.3                                 to the extent necessary to comply with any legal obligation or legal requirement;

11.4                                 to the extent necessary to comply with or give effect to the terms of this deed;

11.5                                 to HM Revenue & Customs or any other governmental, public or official body for taxation, rating or registration purposes;

11.6                                 to the extent they are already in the public domain, otherwise than as a result of a breach of this clause 11;

11.7                                 to any third parties and/or their professional advisers in pursuance of rent review arbitrations or determinations or negotiations or legal proceedings, adjudications;

11.8                                 in the case of other bona fide negotiations or dealings with and/or relating to the Building or any part of it (including, without limitation, disclosures by the Landlord to any purchaser or financier or the mortgagee or prospective financier or mortgagee of such purchaser of the Building) (but not to an assignee of the Tenant or to any other tenant in the Building);

11.9                                 in connection with the disposal of or acquisition of an interest in the whole or any part of the relevant party or any members of the same Group of Companies of the relevant party or any financing by the relevant party or any of its Group of Companies;

11.10                          to any insurers or prospective insurers of the Building or any part of them or works in connection with or items on the same;

11.11                          pursuant to any dispute; or

11.12                          as required to comply with any regulatory or court requirements.

12.                     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless expressly stated nothing in this deed shall create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

13.                     GOVERNING LAW AND JURISDICTION

13.1                                 This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales.

13.2                                 The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to determine any dispute or claim that arises out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).

In witness of which this deed has been duly executed and is delivered on the date written at the beginning of this deed.

Executed as a deed by CRA INTERNATIONAL
(UK) LIMITED acting by a director in the
presence of	/s/ Chad M. Holmes

Director

Signature of witness	/s/ Janet Just
Name (in BLOCK CAPITALS)	JANET JUST
Address	One South Wacker Drive, 34th Floor
Chicago, IL 60606

Signed as a deed on behalf of
CRA INTERNATIONAL, INC. a company
incorporated in Massachusetts, United
States of America by	/s/ Chad M. Holmes

being a person who, in accordance with the	Authorised Signatory
laws of the territory, is acting under the
authority of the company

Executed as a deed by MITSUBISHI ESTATE
LONDON LIMITED acting by a director and its	/s/ Yuichiro Shioda
secretary/two directors:	Director

/s/ Yuko Koibuchi
Secretary